EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form 10-KSB of Secured Financial Network Inc, of our report dated May 11, 2006 on our audit of the financial statements of Secured Financial Network Inc as of December 31, 2006, and the results of its operations and cash flows for the year ended December 31, 2006 and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
May 15, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501